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As filed with the Securities and Exchange Commission on August 25, 2004

Registration No. 333-117633

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SENECA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation or organization)	7990 (Primary Standard Industrial Classification Code Number)	54-2122988 (I.R.S. Employer Identification No.)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE
310 Fourth Street
Niagara Falls, New York (Seneca Nation Territory) 14303
(716) 299-1100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

G. Michael Brown
President and Chief Executive Officer
Seneca Gaming Corporation
310 Fourth Street
Niagara Falls, New York (Seneca Nation Territory) 14303
(716) 299-1237
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn, Esq.
Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, N.W.
Washington, D.C. 20036

        Approximate date of commencement of proposed sale to public:    As soon as practicable after the registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 5.1 and Exhibit 23.2.

PART II

Information Not Required In Prospectus

Item 20. Indemnification of Officers and Directors

        Under the Company's charter, the Company must indemnify its officers and directors if any of them is a party or is threatened to be made a party to any threatened action or proceeding by reason that he or she is or was an officer or director, or person acting at the official direction of an officer or director, against expenses (including attorneys' fees), judgments, fines and amounts in connection with such action, suit or proceeding, if such person had no reasonable cause to believe that his or her conduct was unlawful or otherwise improper. Despite the foregoing, the Company's charter prohibits the indemnification of officers or directors who are adjudged liable for willful misconduct or a violation of the criminal law in the performance of such person's duty to the Company, unless the court in which such action or suit is brought determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

        Section 2 of Article VIII of the Company's bylaws provides that the Company must indemnify its officers and directors if any of them is serving or has served in any capacity at the request of the Company in another corporation, partnership, joint venture, employee benefit plan or other enterprise. This section of the bylaws prohibits the indemnification of any person if a judgment or other final adjudication adverse to the person establishes, or the board of directors in good faith determines, that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled. The bylaws further require the Company to, upon request by a person who is entitled to be indemnified by the Company, pay or promptly reimburse such person's reasonably incurred expenses in connection with a threatened or pending action or proceeding prior to its final disposition. However, no advancement of expenses may be made unless such person makes a binding written commitment to repay the Company, with interest, for any amount advanced for which it is ultimately determined that he or she is not entitled to be indemnified.

        Under the Company's bylaws, the Company is not required to purchase directors' and officers' liability insurance, but may purchase such insurance if authorized and approved by the board. The Company's bylaws authorize the board to enter into agreements on behalf of the Company with any officer or director providing them with rights to indemnification or advancement of expenses subject to the limitations of Section 2 of Article VIII.

Item 21. Exhibits and Financial Statement Schedules

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibits
1.1	Purchase Agreement, dated April 29, 2004, by and among the Company, the Guarantors defined therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as the Initial Purchasers.
3.1	Third Amended and Restated Charter of Seneca Gaming Corporation.
3.2	Amended and Restated Bylaws of Seneca Gaming Corporation.

3.3	Charter of Seneca Territory Gaming Corporation.
3.4	Bylaws of Seneca Territory Gaming Corporation.
3.5	Charter of Seneca Erie Gaming Corporation.
3.6	Bylaws of Seneca Erie Gaming Corporation.
3.7	Amended and Restated Charter of Seneca Niagara Falls Gaming Corporation.
3.8	Second Amended and Restated Bylaws of Seneca Niagara Falls Gaming Corporation.
4.1
Indenture, dated as of May 5, 2004, among the Company, the Guarantors as defined therein, SNFGC and Wells Fargo Bank, National Association, as Trustee, relating to our $300,000,000 principal amount 7 1/4% Senior Notes due 2012 (including form of note).
4.2
Registration Rights Agreement, dated as of May 5, 2004, by and among the Company, the Guarantors party thereto and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as the Initial Purchasers.
4.3
Nation Agreement, dated May 5, 2004, between Seneca Nation of Indians, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Securities LLC and Wells Fargo Securities, LLC, collectively as the Initial Purchasers, and Wells Fargo Bank, National Association, as Trustee.
4.4	Assignment and Plan of Distribution Agreement, entered into and effective as of May 5, 2004, by and between Seneca Nation of Indians and the Company.
†5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1	Nation-State Gaming Compact between Seneca Nation of Indians and State of New York, effective December 9, 2002.
10.2	Term Loan Agreement, dated as of November 22, 2002, between Freemantle Limited, as Lender, and SNFGC, as Borrower, as amended on December 6, 2002.
10.3	Nation Agreement, dated as of November 22, 2002, between Freemantle Limited, as Lender, and the Seneca Nation of Indians.
10.4	Agreement of Lease ("Head Lease Agreement"), dated as of October 25, 2002, between Seneca Nation of Indians, as Landlord, and SNFGC, as Tenant, as amended on December 23, 2002.
10.5	Non-binding Letter of Intent regarding Offer to Purchase Airborne Business Park Site, executed on April 9, 2004, between Uniland Development Company and SEGC.
10.6	Agreement, dated as of October 15, 2003, between SNFGC, as Owner, and Klewin Building Company, Inc., as Design/Builder.
10.7	First Amendment to Design/Build Agreement, dated as of February 10, 2004, by and between SNFGC, as Owner, and Klewin Building Company, Inc., as Design/Builder.
10.8	Amended and Restated Employment Agreement, dated April 13, 2004, between the Company and G. Michael Brown.
10.9	Employment Agreement, dated July 13, 2004, between SGC and Barry W. Brandon.

10.10	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Annette Mohawk Smith.
10.11	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and John Pasqualoni.
10.12	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Joseph D'Amato.
10.13	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Michael F. Speller.
10.14	Amendment No. 2 to Term Loan Agreement, dated April 22, 2004, between Freemantle Limited, as Lender, and SNFGC as Borrower.
10.15	Amendment No. 1 to Nation Agreement, dated April 22, 2004, between Freemantle Limited, as Lender, and the Seneca Nation of Indians.
12.1	Statement regarding Computation of Ratios.
21.1	List of Subsidiaries of the Company.
23.1	Consent of Ernst & Young LLP.
†23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
25.1	Statement of Eligibility of Trustee.
99.1	Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Notice to Investors.
99.4	Form of Notice to Broker Dealers.

†
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Seneca Gaming Corporation has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on August 25, 2004.

SENECA GAMING CORPORATION
By:	/s/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on August 25, 2004.

Signature	Title

/s/ G. MICHAEL BROWN G. Michael Brown	President and Chief Executive Officer (Principal Executive Officer)
* Annette Smith	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)
* Joseph D'amato	Senior Vice President, Finance and Administration (Principal Accounting Officer)
* Cyrus M. Schindler	Chairman of the Board of Directors
* Natalie A. Hemlock	Vice Chairman of the Board of Directors
* Bruce A. Snow	Director
* Bergal L. Mitchell, III	Director
* Rickey L. Armstrong	Director
* Adrian V. Stevens	Director
*By:	/s/ G. MICHAEL BROWN G. Michael Brown Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Seneca Territory Gaming Corporation has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on August 25, 2004.

SENECA TERRITORY GAMING CORPORATION
BY:	/S/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on August 25, 2004.

Signature	Title

/s/ G. MICHAEL BROWN G. Michael Brown	President and Chief Executive Officer (Principal Executive Officer)
* Annette Smith	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)
* Joseph D'amato	Senior Vice President, Finance and Administration (Principal Accounting Officer)
* Rickey L. Armstrong	Chairman of the Board of Directors
* Tina Abrams	Director
* Richard Frank	Director
* Pauline John	Director
* Michael Leaf	Director
* Natalie A. Hemlock	Director
*By:	/s/ G. MICHAEL BROWN G. Michael Brown Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Seneca Erie Gaming Corporation has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on August 25, 2004.

SENECA ERIE GAMING CORPORATION
BY:	/S/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on August 25, 2004.

Signature	Title

/s/ G. MICHAEL BROWN G. Michael Brown	President and Chief Executive Officer (Principal Executive Officer)
* Annette Smith	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)
* Joseph D'amato	Senior Vice President, Finance and Administration (Principal Accounting Officer)
* Donald "Flip" White	Chairman of the Board of Directors
* Stewart "JoJo" Redeye	Director
* Duane "Jim" Ray	Director
* Bruce A. Snow	Director
* Steve Tome	Director
* Cyrus M. Schindler	Director
*By:	/s/ G. MICHAEL BROWN G. Michael Brown Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Seneca Niagara Falls Gaming Corporation has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on August 25, 2004.

SENECA NIAGARA FALLS GAMING CORPORATION
BY:	/S/ G. MICHAEL BROWN Name: G. Michael Brown Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on August 25, 2004.

Signature	Title

/s/ G. MICHAEL BROWN G. Michael Brown	President and Chief Executive Officer (Principal Executive Officer)
* Annette Smith	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)
* Joseph D'amato	Senior Vice President, Finance and Administration (Principal Accounting Officer)
* Natalie A. Hemlock	Vice Chairman of the Board of Directors
* Bruce A. Snow	Director
* Bergal L. Mitchell, III	Director
* Richard Seneca	Director
* Adrian V. Stevens	Director
* Cyrus M. Schindler	Chairman of the Board of Directors
*By:	/s/ G. MICHAEL BROWN G. Michael Brown Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibits
1.1	Purchase Agreement, dated April 29, 2004, by and among the Company, the Guarantors defined therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as the Initial Purchasers.
3.1	Third Amended and Restated Charter of Seneca Gaming Corporation.
3.2	Amended and Restated Bylaws of Seneca Gaming Corporation.
3.3	Charter of Seneca Territory Gaming Corporation.
3.4	Bylaws of Seneca Territory Gaming Corporation.
3.5	Charter of Seneca Erie Gaming Corporation.
3.6	Bylaws of Seneca Erie Gaming Corporation.
3.7	Amended and Restated Charter of Seneca Niagara Falls Gaming Corporation.
3.8	Second Amended and Restated Bylaws of Seneca Niagara Falls Gaming Corporation.
4.1
Indenture, dated as of May 5, 2004, among the Company, the Guarantors as defined therein, SNFGC and Wells Fargo Bank, National Association, as Trustee, relating to our $300,000,000 principal amount 7 1/4% Senior Notes due 2012 (including form of note).
4.2
Registration Rights Agreement, dated as of May 5, 2004, by and among the Company, the Guarantors party thereto and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as the Initial Purchasers.
4.3
Nation Agreement, dated May 5, 2004, between Seneca Nation of Indians, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Securities LLC and Wells Fargo Securities, LLC, collectively as the Initial Purchasers, and Wells Fargo Bank, National Association, as Trustee.
4.4	Assignment and Plan of Distribution Agreement, entered into and effective as of May 5, 2004, by and between Seneca Nation of Indians and the Company.
†5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1	Nation-State Gaming Compact between Seneca Nation of Indians and State of New York, effective December 9, 2002.
10.2	Term Loan Agreement, dated as of November 22, 2002, between Freemantle Limited, as Lender, and SNFGC, as Borrower, as amended on December 6, 2002.
10.3	Nation Agreement, dated as of November 22, 2002, between Freemantle Limited, as Lender, and the Seneca Nation of Indians.
10.4	Agreement of Lease ("Head Lease Agreement"), dated as of October 25, 2002, between Seneca Nation of Indians, as Landlord, and SNFGC, as Tenant, as amended on December 23, 2002.
10.5	Non-binding Letter of Intent regarding Offer to Purchase Airborne Business Park Site, executed on April 9, 2004, between Uniland Development Company and SEGC.
10.6	Agreement, dated as of October 15, 2003, between SNFGC, as Owner, and Klewin Building Company, Inc., as Design/Builder.

10.7	First Amendment to Design/Build Agreement, dated as of February 10, 2004, by and between SNFGC, as Owner, and Klewin Building Company, Inc., as Design/Builder.
10.8	Amended and Restated Employment Agreement, dated April 13, 2004, between the Company and G. Michael Brown.
10.9	Employment Agreement, dated July 13, 2004, between SGC and Barry W. Brandon.
10.10	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Annette Mohawk Smith.
10.11	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and John Pasqualoni.
10.12	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Joseph D'Amato.
10.13	Amended and Restated Employment Agreement, dated July 13, 2004, between SGC and Michael F. Speller.
10.14	Amendment No. 2 to Term Loan Agreement, dated April 22, 2004, between Freemantle Limited, as Lender, and SNFGC as Borrower.
10.15	Amendment No. 1 to Nation Agreement, dated April 22, 2004, between Freemantle Limited, as Lender, and the Seneca Nation of Indians.
12.1	Statement regarding Computation of Ratios.
21.1	List of Subsidiaries of the Company.
23.1	Consent of Ernst & Young LLP.
†23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
25.1	Statement of Eligibility of Trustee.
99.1	Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Notice to Investors.
99.4	Form of Notice to Broker Dealers.

†
Filed herewith.

QuickLinks

EXPLANATORY NOTE
PART II Information Not Required In Prospectus
SIGNATURES
INDEX TO EXHIBITS